UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2006

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

152 West 57th Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition/Item 7.01 Regulation FD Disclosure

On February 8, 2006, the Registrant issued a press release announcing its results for the quarter and year ended December 31, 2005.  The full text of this press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

The attached document is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”

The attached document refers to non-GAAP measures, within the meaning of Regulation G.  Below is additional information regarding those non-GAAP measures.

IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Operating Income Before Amortization, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We provide and encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures as set forth in the exhibit attached hereto and which we discuss below.

Definitions of IAC’s Non-GAAP Measures

Operating Income Before Amortization is defined as operating income excluding: (1) amortization of non-cash compensation, distribution and marketing expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions, if applicable, and (4) one-time items, if applicable. See below for explanations of these adjustments. We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses. Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation, non-cash marketing expense, and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net income available to common shareholders excluding, net of tax and minority interest, (1) amortization of non-cash compensation, distribution and marketing expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3)  pro forma adjustments for significant acquisitions, if applicable, (4) equity income or loss from IAC’s 5.44% interest in Vivendi Universal Entertainment LLLP (“VUE”) and gain on the sale of IAC’s interest in VUE, (5) non-cash income or expense reflecting changes in the fair value of the derivatives created in the Expedia spin-off as a result of both IAC and Expedia shares being issuable upon the conversion of the Ask Jeeves notes and the exercise of certain IAC warrants, (6) one-time items, if applicable, and (7) discontinued operations. We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by weighted fully diluted shares outstanding for Adjusted EPS purposes. We include dilution from options and warrants per the treasury stock method and include all shares relating to restricted stock/share units (“RSUs”) in shares outstanding for Adjusted EPS. This differs from the GAAP method for including RSUs, which treats them on a treasury method basis. In addition, convertible instruments are assumed to be converted in determining shares outstanding for Adjusted EPS, if the effect is dilutive. Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses. Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE. Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, including preferred dividends received from VUE, less capital expenditures and preferred dividends paid by IAC. For purposes of Free Cash Flow, we also include changes in warehouse loans payable in Lending due to the close connection that exists with changes in loans held for sale which are included in cash provided by operations.  In addition, Free Cash Flow excludes the tax payments related to the sale of IAC’s interests in VUE due to the exclusion of the proceeds on the sale from cash provided by operating activities. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account stock repurchases. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

We endeavor to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures, GAAP financial statements, and descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measures.

Pro Forma Results

We will only present Operating Income Before Amortization, Adjusted Net Income and Adjusted EPS on a pro forma basis if we view a particular transaction as significant in size or transformational in nature. For the periods presented in the attached exhibit, there are no transactions that we have included on a pro forma basis.

One-Time Items

Operating Income Before Amortization is presented before one-time items, if applicable. These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. GAAP results include one-time items.  For the periods presented in the attached exhibit, Operating Income Before Amortization is not adjusted for any one-time items.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Amortization of non-cash compensation expense consists of restricted stock and options expense, which, for the full year 2005, relates mostly to the treatment of options in connection with the spin-off of Expedia and unvested options assumed by IAC in acquisitions. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding. Non-cash compensation also includes the expense associated with grants of restricted stock units for compensation purposes. We view the true cost of these RSUs as the dilution to our share base, and as such all RSUs are included in our shares outstanding for Adjusted EPS purposes.

Amortization of non-cash distribution and marketing expense consists of non-cash advertising secured from Universal Television as part of the transaction pursuant to which VUE was created. The non-cash advertising from Universal is available for television advertising primarily on the USA and Sci Fi cable channels without any cash cost. Ticketmaster and Match.com also recognized non-cash distribution and marketing expense related to barter arrangements, which expired in March 2004, for distribution secured from third parties, whereby advertising was provided by Ticketmaster and Match.com to a third party in return for distribution over the third party’s network.

Amortization of intangibles is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as supplier contracts and customer relationships, are valued and amortized over their estimated lives. While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that since intangibles represent costs incurred by the acquired company to build value prior to acquisition, they were part of transaction costs and will not be replaced with cash costs when the intangibles are fully amortized.

Equity income or loss from IAC’s 5.44% common interest in VUE is excluded from Adjusted Net Income and Adjusted EPS because IAC has no operating control over VUE, has no way to forecast this business, and does not consider the results of VUE in evaluating the performance of IAC’s businesses.  The gain from the sale in June 2005 of IAC’s interests in VUE is excluded from Adjusted Net Income and Adjusted EPS for similar reasons.

Non-cash income or expense reflecting changes in the fair value of the derivatives created in the Expedia spin-off is excluded from Adjusted Net Income and Adjusted EPS because the obligations underlying these derivatives, which relate to the Ask Jeeves Zero Coupon Convertible Subordinated Debentures due 2008 and certain IAC warrants, are expected to ultimately be settled in shares of IAC common stock and Expedia common stock, and not in cash.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash and we think it is of utmost importance to maximize cash – but our primary valuation metrics are Operating Income Before Amortization and Adjusted EPS.  In addition, because Free Cash Flow is subject to timing, seasonality and one-time events, we believe it is not appropriate to annualize quarterly Free Cash Flow results.

RECONCILIATION

Set forth below is a reconciliation of Revenue, Operating Income Before Amortization and Operating Income, excluding results from Ask Jeeves, Cornerstone and spin-off expenses:

(Dollars in millions)

	Q4 2005	Q4 2004	Variance	FY 2005	FY 2004	Variance
REVENUE
IAC (as reported)	$1,792.3	$1,235.2	45.1%	$5,753.7	$4,188.3	37.4%
Less Ask Jeeves/Cornerstone	351.8	—	—	818.9	—	—
IAC (Adjusted)	$1,440.5	$1,235.2	16.6%	$4,934.8	$4,188.3	17.8%

OPERATING INCOME BEFORE AMORTIZATION
IAC (as reported)	$276.4	$165.8	66.7%	$668.3	$421.6	58.5%
Less Ask Jeeves/Cornerstone/Spin-off expenses	46.9	—	—	59.5	—	—
IAC (Adjusted)	$229.6	$165.8	38.5%	$608.8	$421.6	44.4%

OPERATING INCOME
IAC (as reported)	$200.1	$(84.3)	nm	$344.2	$(20.2)	nm
Less Ask Jeeves/Cornerstone/Spin-off expenses	31.5	—	—	29.1	—	—
IAC (Adjusted)	$168.5	$(84.3)	nm	$315.2	$(20.2)	nm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregory R. Blatt
	Name:	Gregory R. Blatt
	Title:	Executive Vice President and
General Counsel

Date: February 8, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of IAC/InterActiveCorp dated February 8, 2006.